Exhibit 10(xii)

                 2010 Schedule of Executive Officer Compensation
                 -----------------------------------------------


   On December 17, 2009, the Compensation Committee approved the following 2010 salaries for the named executive officers of the Company:


   Name and Principal Position                                                     Salary
   ---------------------------                                                     ------

   Mark D. Bradford, President, CEO and Director                                   $225,000

   Gordon M. Dyott, Executive Vice President, Chief Financial Officer              $147,750

   Christopher G. Tietz, Senior Vice President, Chief Credit Officer               $145,250

   R. Scott Walters, Senior Vice President, Wealth Management Group                $123,500

   J. Scot Davidson, Senior Vice President, Retail Banking                         $106,986

Monthly and Annual Variable Incentive Compensation. The named executive officers are not eligible to participate in the monthly or annual variable incentive compensation program in 2010.

During 2010 Mark Bradford will also receive from the Company certain perquisites with a total value estimated at approximately $13,000. These perquisites consist of a car allowance and social club memberships. While the other executive officers enjoy certain perquisites, such perquisites are not anticipated to exceed $10,000 and therefore would not be required to be disclosed by applicable rules of the Securities and Exchange Commission.


Stock Option Grants. On December 17, 2009, the Compensation Committee approved the award of stock option grants to the following named executive officers in the amounts set forth next to their names:

                Mark D. Bradford                     10,000 shares
                Gordon M. Dyott                       5,000 shares
                Christopher G. Tietz                  5,000 shares
                R. Scott Walters                      5,000 shares
                J. Scot Davidson                      5,000 shares

The options vest in three years and the option price is based on the closing price on December 16, 2009 which was $6.00 per share.